AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement, dated October 18, 2006, amends that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of May 25, 2005, by and among Automotive Lease Guide (alg), Inc., a Delaware corporation (formerly Santa Acquisition Corporation), DJR US, LLC, a California limited liability company (formerly Automotive Lease Guide (alg), LLC), DJR Canada, Inc., a California corporation (formerly, Automotive Lease Guide (alg) Canada, Inc.), Douglas W. Aiken, John A. Blair and Raj Sundaram. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Asset Purchase Agreement.

1.

Amendment to definition of “ALG/Chrome Revenues”.

The definition of “ALG/Chrome Revenues” shall be amended such that it reads as follows in its entirety:

“ALG/Chrome Revenues” means the revenues derived from the sales and/or licensing of (i) ALG Products and Chrome Products by Buyer and all Affiliates of Buyer and (ii) any New Products(s), in each case, as determined in accordance with GAAP. “ALG/Chrome Revenues” shall also include the amortization of any deferred liability existing on the balance sheets of ALG or Chrome immediately prior to, in the case of ALG, May 25, 2005 and in the case of Chrome, May 10, 2005 to the extent such amounts would have been recorded as revenue for the relevant months.”

The parties agree that the deferred liability existing on the balance sheet of ALG on May 25, 2005 equals $677,097 and the deferred liability existing on the balance sheet of Chrome as of May 10, 2005 equals $1,643,333.

The parties further agree that “New Products” currently include the following products managed by Buyer or its Affiliates: Dealer Wire, Activity Reports, Vehicle Exchange, and Analytical Reporting.

2.

Amendment to definition of “New Product Annual Revenue”.

The definition of “New Product Annual Revenue” shall be amended to add the following sentence at the end of the existing text in such definition:

“Notwithstanding the above, with respect to a New Product(s) that have been billed to customers on a subscription basis, “New Product Annual Revenue” means the New Product Seller’s total revenue earned from the sale of such New Product(s) during the last full calendar month before Buyer (or its Affiliate) acquired the New Product(s) multiplied by twelve.”

3.

Governing Law.

This Amendment shall be governed by, and construed in accordance with, the internal Laws of the State of New York without giving effect to the principles of conflicts of Laws thereof.

4.

Counterparts.

This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto. The facsimile transmission of any original signed counterpart of this Agreement (or any amendment hereto or any other document delivered pursuant hereto), and the retransmission of any signed facsimile transmission, shall be treated for all purposes as the delivery of an original signed counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AUTOMOTIVE LEASE GUIDE (ALG), INC., a Delaware corporation			DJR US, LLC a California limited liability company

By:	/s/ Robert J. Cox		By:	/s/ John A. Blair

	Name:	Robert J. Cox		Name:	John A. Blair
	Title:	CFO		Title:	CEO

DJR CANADA, INC. a California corporation

			By:	/s/ John A. Blair

				Name:	John A. Blair
				Title:	CEO

DOUGLAS W. AIKEN

			By:	/s/ Douglas W. Aiken

JOHN A. BLAIR

			By:	/s/ John A. Blair

RAJ SUNDARAM

			By:	/s/ Raj Sundaram